As filed with the Securities and Exchange Commission on January 10, 2019.

Registration No. 333-[_______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bitwise Bitcoin ETF Trust

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC
300 Brannan Street, Suite 201
San Francisco, California 94107
800-778-7879
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bitwise Investment Advisers, LLC
300 Brannan Street, Suite 201
San Francisco, California 94107
800-778-7879
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
W. Thomas Conner, Esq.
Vedder Price P.C.

1401 I Street NW

Suite 1100

Washington, DC 20005

(202) 312 - 3331

Juan M. Arciniegas, Esq.
Vedder Price P.C.
222 N. LaSalle Street
Chicago, IL 60601
(312) 609-7655

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Bitwise Bitcoin ETF Trust	1,000	$25	$25,000	$3.03

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated January 10, 2019

PRELIMINARY PROSPECTUS

Bitwise Bitcoin ETF Trust

The Bitwise Bitcoin ETF Trust (the “Trust”) is an exchange traded fund that issues shares that trade on the NYSE Arca, Inc. stock exchange (the “Exchange”). The Trust’s investment objective is for the shares to reflect the performance of the total returns available to investors in bitcoin, as measured by the performance of the Bitwise Bitcoin Total Return Index (the “Index”), less the expenses of the Trust’s operations.

The Trust is sponsored by Bitwise Investment Advisers, LLC (the “Sponsor”). The Sponsor manages the Trust’s investments. In seeking to track the price of bitcoin, the Sponsor will invest the Trust’s assets in bitcoin. All assets will be held at the Trust’s custodian.

The Trust is an exchange traded fund. This means that most investors who decide to buy or sell shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the shares. The shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

The Trust issues and redeems shares in blocks of 25,000 shares (a “Creation Basket”). Only Authorized Participants may purchase and redeem shares from the Trust and then only in Creation Baskets. An Authorized Participant is a financial firm that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. The initial Authorized Participant is expected to be [Name of Initial Authorized Participant]. Shares of the Trust are offered to Authorized Participants in Creation Baskets at the Trust’s net asset value (“NAV”). Authorized Participants may then offer shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the net asset value of the shares of the Trust. Premiums and discounts may be due to supply and demand forces at work in the secondary trading market for the Trust’s shares that may be closely related to, but not identical to, the same forces influencing the prices of bitcoin. Investing in the Trust involves risks similar to those involved with an investment directly in bitcoin and other significant risks. See “RISK FACTORS” beginning on page 7.

The shares of the Trust represent units of fractional undivided beneficial interest in and ownership of the Trust. The offering of the Trust’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for the Trust are available or practicable. The Trust is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under such Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator or a commodity trading advisor.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE TRADED PRODUCTS THAT DO NOT HOLD BITCOIN OR INTERESTS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 7.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

This Prospectus contains information you should consider when making an investment decision about the shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Trust and its shares, it does not contain or summarize all of the information about the Trust and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Trust

The Bitwise Bitcoin Trust (the “Trust”) is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca, Inc. stock exchange (the “Exchange”). The Trust operates pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of [  ]. [Trustee], a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by Bitwise Investment Advisers, LLC (the “Sponsor”). The Sponsor is a corporation formed in the state of Delaware on June 4, 2018.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is for the shares to reflect the performance of the total returns available to investors in bitcoin, as measured by the performance of the Bitwise Bitcoin Total Return Index (the “Index”), less the expenses of the Trust’s operations. The Trust intends to achieve this objective by investing substantially all of its assets in bitcoin traded in the over-the-counter (“OTC”) markets and traded on domestic and international bitcoin exchanges, depending on liquidity and otherwise at the Sponsor’s discretion. All assets will be held at the Trust’s custodian.

The Index

The Index is designed to measure the total return of an investment in bitcoin in accordance with a set of rules established by the creator of the Index. The Index was created by Bitwise Index Services, LLC (the “Index Provider”). The value of the Index is calculated based on the prices of bitcoin that the Index Provider derives from bitcoin price transactions occurring on cryptocurrency exchanges that it classifies as “Verified Exchanges.”

The Index Provider at present tracks a universe of over 200 on-line cryptocurrency exchanges that offer trading on cryptocurrencies. The Index Provider derives the Verified Exchanges from that universe of exchanges by eliminating a significant portion of the exchanges based on a number of factors. Those factors can include:

●	Eliminating exchanges that are domiciled in emerging market countries,
●	Eliminating exchanges domiciled in countries that have capital controls,
●	Eliminating exchanges that do not charge fees for trading, either explicitly or through “trade mining” activities where an exchange provides an off-setting rebate to the client for the trades,
●	Eliminating exchanges that lack functioning and stable Application Programing Interfaces (“API”) for the transmission of price and volume data,
●	Eliminating exchanges which, in the judgment of the Index Provider, have issues with significant downtime, problems with customers withdrawal abilities, or known security issues,

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●	Eliminating exchanges which, in the judgement of the Index Provider, are or may be subject to extraordinary legal or regulatory activity, and
●	Eliminating exchanges that do not account for at least 0.1% of the trailing 30-day Average Daily Volume among all exchanges that charge transaction fees.

The volume requirement described in the last bullet in the list above may be waived by the Index Provider for otherwise qualified exchanges if they are in fact being currently used to price publicly-listed cryptocurrency investment products such as futures contracts, exchange traded funds, and exchange traded notes.

In addition, on no less than a quarterly basis, the Bitwise Global Investable Market Crypto Index Committee (the “Committee”) will review the actual published trading data of each otherwise Verified Exchange. This includes bid/ask spreads and size, actual claimed executed trades with price and volume, and any other factors the Committee deems relevant. Exchanges that show persistent signs of artificial or inflated volume may be removed from the list of Verified Exchanges.

As a result of this screening process, the Index Provider’s list of exchanges currently used to price the Index, the “Verified Exchanges,” was derived by significantly reducing the universe of over 200 exchanges down to approximately 10. At present, the Index Provider believes that these Verified Exchanges account for a majority of the total global volume of bitcoin traded on exchanges, although both the number of Verified Exchanges and the percentage of global volume they represent is subject to change.

In addition to using prices and volume from Verified Exchanges to calculate the Index, the Committee will also include executed prices and volume from listed futures contracts on any regulated futures exchange domiciled in a developed market country and on which bitcoin are traded as long as the futures contract settles to physical “coins” at the expiration of the contract(s). In the case of listed futures contracts that offer more than one planned expiration date, the futures contract that is closest to expiration, the “spot contract,” will be used.

The Index Provider believes that the use of a large number of pre-screened cryptocurrency exchanges, as well as listed futures that are physically settled, representing a majority of global bitcoin trading to provide price and volume inputs, provides certain benefits compared to using a limited number of exchanges for index pricing inputs. These benefits include minimizing the potential negative impacts of any single exchange going off-line due to technical problems, or financial, hacking, legal or regulatory issues. In addition, given the fungible nature of bitcoin, the Index Provider believes that the potential impact on Index values of individual exchanges experiencing outside attempts to manipulate either reported volume or reported prices is muted by the use of a large number of exchange price and volume inputs.

When calculating the value of the Index the Index Provider makes use of the actual trades executed on the various Verified Exchanges. Prices are weighted such that bitcoin prices from exchanges with a greater amount of the trading volume in the prior hour are weighted more heavily than bitcoin prices from exchanges with lesser amounts of volume.

The Index has provisions for handling isolated, or “one-off,” events in the cryptocurrency market generally, such as “hard forks.” A hard fork occurs if an alternative version of bitcoin is developed and the holders of the original version of bitcoin also end up owning a pro-rata share of the new version. As a general rule, the Index attributes the value of significant hard forks, if any, to the value of the Index at the time of the event. However, the Index would not continue to be calculated going forward as if those new holdings were an ongoing part of the Index. The Index Provider may from time to time adopt additional policies for the Index to address changes and new developments in the bitcoin universe.

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The Index Provider will publish the daily Index values each day at or shortly after 4:00 pm Eastern Time (“E.T.”). An indicative Index value will be published every 15 seconds during all business days, although this value is not the official Index value.

The Index Provider manages the Index with input from the Committee, which has ultimate responsibility and authority for developing, maintaining and adjusting the Index. The Committee is composed of three members of the Bitwise leadership team selected for seniority and expertise in indexing, cryptoassets and data engineering. The Committee is advised in this effort by the Bitwise Global Investable Market Crypto Index Advisory Board (the “Advisory Board”), an independent group of leading experts in the fields of both traditional asset indexing and crypto assets.

The information above is not a complete description of the methodology used to calculate the Index. Additional information about the Index, the Index Provider, Verified Exchanges, and the stated methodology of the Index may be found at www.bitwiseinvestments.com/indexes.

Bitcoin

“Bitcoin” is a new digital asset based on the decentralized, open source protocol of the peer-to-peer bitcoin computer network (the “Bitcoin Network”). No single entity owns or operates the Bitcoin Network. Bitcoin is not issued by governments, banks or similar organizations. The infrastructure of the Bitcoin Network is collectively maintained by a decentralized user base. The Bitcoin Network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global exchange markets for the trading of bitcoin (individually, “Bitcoin Exchanges” and collectively, the “Bitcoin Exchange Market”), market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

Bitcoin transaction and ownership records are reflected on the “Bitcoin Blockchain,” which is a digital public record or ledger. Copies of this ledger are stored in a decentralized manner on the computers of each Bitcoin Network node (a node is any user who maintains on their computer a full copy of all the bitcoin transaction records, the blockchain, as well as related software). Transaction data is permanently recorded in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin Network participants. The Bitcoin Network software source code includes protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies Bitcoin transactions.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 7.

Risks Associated with Bitcoin

Bitcoin is a new technological innovation with a limited history. There is no assurance that usage of bitcoin will continue to grow. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the shares. A decline in the adoption of bitcoin could negatively impact the performance of the Trust. Bitcoin trading prices are volatile and shareholders could lose all or substantially all of their investment in the Trust. Regulation of bitcoin and the Bitcoin Network continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin.

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The Trust’s return may not match the performance of the price of bitcoin due to a variety of factors, which include the Trust’s incurring operating expenses. Sales of newly created or “mined” bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the shares. The NAV of the Trust may not always correspond to the market price of its shares for a number of reasons, including price volatility, trading volume, and closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. As a result, Creation Baskets may be created or redeemed at a value that differs from the market price of the shares.

Disruptions at bitcoin trading platforms (including in the OTC market and on exchanges) could adversely affect an investment in the shares. The Trust’s bitcoin trading may subject the Trust to the risk of counterparty non-performance, potentially negatively impacting the market price of the shares. The loss or destruction of certain “private keys” (numerical codes required by the Trust to access its bitcoin) could prevent the Trust from accessing its bitcoin. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.

Risks Associated with the Index

The Index is a new index and has a limited history and the methodology for determining the Index established by the Index Provider is relatively new and untested. The failure of one or more of the assumptions built into the Index methodology could have an adverse effect on the Trust and on the value of an investment in the Trust. Indexes are unmanaged and it is not possible to invest directly in an index. In addition, the performance of the Trust and the Index may diverge due to factors such as imperfect correlation between the Trust’s investments and components of the Index, regulatory restrictions, high portfolio turnover rate, rounding of prices and timing differences associated with additions to and deletions from the Index.

Risks Associated with Investing in the Trust

Investors may choose to use the Trust as means of investing indirectly in bitcoin. As noted, there are significant risks and hazards inherent in the cryptocurrency industry that may cause the price of cryptocurrencies to widely fluctuate. An investment in the Trust is suitable only for certain sophisticated investors for whom such investment does not constitute a complete investment program and that fully understand, are willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and that can bear the potential loss of their entire investment in the Trust. There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

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Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before you decide to purchase any shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Overview of Bitcoin

Bitcoin is a new type of digital asset that is issued by, and transmitted through, the decentralized, open source protocol of the bitcoin peer-to-peer network (the “Bitcoin Network”) that hosts a public transaction ledger where bitcoin transfers are recorded (the “Bitcoin Blockchain”). Bitcoin is “stored” or reflected on the Bitcoin Blockchain, which through the transparent reporting of bitcoin transactions, allows the Bitcoin Network to verify and confirm the rightful ownership of the bitcoin assets. The Bitcoin Network and bitcoin software programs can interpret the Bitcoin Blockchain to determine the exact bitcoin balance, if any, of any digital account or “wallet” listed in the Bitcoin Blockchain as having taken part in a transaction on the Bitcoin Network. The Bitcoin Blockchain is comprised of a digital file, which can be downloaded and stored, in whole or in part, on any Bitcoin users’ software programs. Each validated bitcoin transaction is broadcast to the Bitcoin Network and permanently recorded on the Bitcoin Blockchain.

In order to own, transfer or use bitcoin, a person generally must have internet access to connect to the Bitcoin Network. Bitcoin transactions between parties occur rapidly (typically between a few seconds and a few minutes) and may be made directly between end-users without the need for a third-party intermediary, although there are entities that provide third-party intermediary services. Bitcoin’s technological breakthrough was the implementation of a system to prevent double spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin Network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run a mining “client”, which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks. Bitcoin transactions are recorded in new blocks that are added to the Bitcoin Blockchain and new bitcoins are provided as compensation issued to the miners for updating the Blockchain. Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to add a block to the Bitcoin Blockchain and thereby confirm bitcoin transactions included in that block’s data. Bitcoin is created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network must engage in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

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The value of bitcoin is determined, in part, by the supply of and demand for bitcoin in the Bitcoin Exchange Market, market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions. Bitcoin was the first cryptocurrency created by pseudonymous developer Satoshi Nakamoto in 2009. In the ensuing years, the number of cryptocurrencies, market participants and companies in the space has increased dramatically. Well-known cryptocurrencies include bitcoin, ethereum, XRP, bitcoin cash, litecoin and Dash. The category and protocols are still being defined and evolving. Prior to 2017, Bitcoin had always been around 85% or more of the total market capitalization of all cryptocurrencies. By mid-2017, Bitcoin dropped to around 50% as other cryptocurrencies grew.

The Bitcoin Network

The Bitcoin Network was initially contemplated in a 2009 white paper that also described bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto; however, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. Since its introduction, the Bitcoin Network has been under active development by a group of developers (the “Core Developers”). As an open source project, however, bitcoin is not represented by an official organization or authority. No single entity owns or operates the Bitcoin Network. The Bitcoin Network does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoin. Rather, the Bitcoin Network’s infrastructure is collectively maintained by a decentralized user base.

The Bitcoin Network hosts the decentralized public transaction ledger, known as the Bitcoin Blockchain, on which all bitcoin transactions are recorded. While no single entity owns or operates the Bitcoin Network, the Core Developers are able to access and can alter the Bitcoin Network source code and, as a result, they are responsible for releases of updates and other changes to the Bitcoin Network’s source code. However, users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is only effective with respect to the bitcoin users and miners that download it. If a modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin Network.

On August 1, 2017, to take one major example, the Bitcoin Network was forked by a group of developers and miners accepting changes to the bitcoin network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks. Multiple proposals for increasing the capacity of the Bitcoin Network still exist, and it is possible that one or more of these proposals could result in further network “forks.”

Risks Associated with Bitcoin and the Bitcoin Network

Bitcoin is a new technological innovation with a very limited operating history.

Bitcoin has a very limited history of operations and there is no established performance record for the price of Bitcoin on the Bitcoin Exchange Market that can provide an adequate basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future results, if bitcoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

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The price of Bitcoin on the Bitcoin Exchange Market is highly volatile, which could have a negative impact on the performance of the Trust.

The price of bitcoin as determined by the Bitcoin Exchange Market has experienced periods of extreme volatility and may be influenced by, among other things, trading volume and closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. Such speculation regarding the potential future appreciation in the value of bitcoin may artificially inflate the price of bitcoin. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, may cause a drop in the price of bitcoin. Developments related to the Bitcoin Network’s operations, individual bitcoin exchanges and the overall Bitcoin Exchange Market also contribute to the volatility in the price of bitcoin. These factors may continue to increase the volatility of the price of bitcoin which may have a negative impact on the performance of the Trust.

The Bitcoin Exchanges on which bitcoin trades are relatively new and, in most cases, largely unregulated and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other products, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of Bitcoin Exchanges have been closed due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at Bitcoin Exchanges make them appealing targets for hackers and a number of Bitcoin Exchanges have been victims of cybercrimes. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. No Bitcoin Exchange is immune from these risks but the existence of these risks has created a higher barrier of entry for new Bitcoin Exchanges. The loss of confidence in new and smaller Bitcoin Exchanges and in the Bitcoin Exchange Market overall can slow down the mass adoption of bitcoin. Further, the failure of the Bitcoin Exchange Market or any other major component of the overall bitcoin ecosystem can have consequences for the Bitcoin Network, have an adverse effect on the price of bitcoin and could have a negative impact on the performance of the Trust.

A decline in the adoption of bitcoin could negatively impact the performance of the Trust.

Bitcoin’s adoption has been on a climb since bitcoin first gained mass media attention in 2013. It is increasingly accepted as a form of payment in the U.S. and abroad. The adoption, however, has been limited when compared with the increase in the price of bitcoin as determined by the Bitcoin Exchange Market. The continued adoption of bitcoin will require growth in its usage and in the Bitcoin Blockchain, for various applications, as well as accommodating regulatory environment. A lack of expansion in usage of bitcoin and the Bitcoin Blockchain could adversely affect the market for bitcoin and may have a negative impact on the performance of the Trust. Even if growth in bitcoin adoption continues in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of an investment in the Trust.

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Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining.” If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the shares.

The loss or destruction of a private key required to access bitcoin may be irreversible.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible for usage. The Trust safeguards the private keys relating to the Trust’s bitcoin holdings. To the extent the Trust’s private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the shares.

New competing digital assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin Network and bitcoin, as an asset, currently hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin Network evolving into the most well developed network of any digital asset. The Bitcoin Network enjoys the largest user base and, more importantly, the largest combined mining power in use to secure the Bitcoin Blockchain. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin Network. This in turn creates a domino effect that inures to the benefit of the Bitcoin Network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin Network, or technological, regulatory or other developments could result in a decline in popularity and acceptance of bitcoin and the Bitcoin Network and that other digital currencies and trading systems could become more widely accepted and used than the Bitcoin Network.

A temporary or permanent Blockchain “fork” could adversely affect an investment in the Trust.

Bitcoin software and protocol are open source. Any user can download the software, modify it and then propose that bitcoin users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin Network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin Network (and the blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin Network running in parallel, but with each version’s bitcoin lacking interchangeability.

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Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Although chain forks could be addressed by community-led efforts to merge the two chains (and in fact, prior historical forks have been so merged), there have also been other forks where a substantial number of bitcoin users and miners adopted an incompatible version of bitcoin while resisting community-led efforts to merge the two chains. This is referred to as a permanent fork. Permanent forks have occurred already (such as the fork in August 2017, which resulted in the creation of “bitcoin cash”). If another permanent fork occurs, then the Trust would hold equal amounts of both the original bitcoin and the alternative new bitcoin. As a result, the Trust would need to decide whether to continue to hold the original bitcoin, the alternative new bitcoin or both, and what action to take with respect to the unselected bitcoin, such as the possible sale of the unselected bitcoin. The Trust’s decision to continue to hold either the original, the alternative new bitcoin or both would be based on factors such as the market value and liquidity of the original bitcoin versus the alternative new bitcoin, the computer processing power devoted by miners to the original network versus the alternative new network, technical stability of the alternative new network and the establishment of a technical and commercial ecosystem for the alternative new network. A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate.

Increased Transaction Fees May Adversely Affect the Usage of the Bitcoin Network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then Bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely an investment in the Trust or the ability of the Trust to operate.

Additionally, the block reward will decrease over time. In the summer of 2020, the block reward will reduce from 12.5 to 6.25 bitcoin, and to 3.125 bitcoin in 2024. As the block reward continues to decrease over time, the mining incentive structure will transition to a higher reliance on transaction verification fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction verification fees become too high, the marketplace may be reluctant to use bitcoin. Decreased demand for bitcoin may adversely affect its price, which may adversely affect an investment in the Trust.

Risks Associated with the Index

The Index has a limited history.

The Index is a relatively new index and has a limited history. The Index Provider has substantial discretion at any time to change the methodology used to calculate the Index and guidelines used to select public exchanges from which bitcoin trading data is sourced for inclusion in the Index. The Index Provider does not have any obligation to take the needs of the Trust, the Trust’s investors, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating and balancing the Index will appropriately track the price of bitcoin comprising the Index in the future.

The Index is based on various inputs which may include price data from various third-party exchanges and markets. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. The Index could be calculated now or in the future in a way that adversely affects an investment in the Trust.

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The Index is based on a new and untested calculation methodology.

The methodology for determining the Index established by the Index Provider is relatively new and untested. Such methodology is based on a flexible set of rules that were designed by the Index Provider. Certain assumptions included in the methodology may be flawed and may adversely impact the Index’s ability to accurately establish or maintain the Index of bitcoin. The failure of one or more of the assumptions built into the Index methodology could have an adverse effect on the Trust and on the value of an investment in the Trust.

The development and commercialization of the Index is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation and maintenance of a competing bitcoin index fund. Much of the information used to construct and maintain the Index is within the public domain. Competitors could develop a similar, competing bitcoin index or fund. The Index Provider’s competitors may have greater financial, technical and human resources than the Index Provider has and expertise in fund operation and management. These competitors may also compete with the Index Provider in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Index Provider’s competitors may commercialize an index involving bitcoin more rapidly or effectively than the Index Provider is able to, which could adversely affect the Index Provider’s competitive position, the likelihood that the Index will achieve initial market acceptance and the Index Provider’s ability to generate meaningful revenues from the Trust.

The performance of the Trust will not track the Index exactly.

Indexes are unmanaged and it is not possible to invest directly in an index. The Trust will invest its assets to closely track the Index but will not be able to or may not desire to track the Index exactly. In certain instances, the Sponsor, in its sole discretion, may choose to invest the Trust’s assets differently from those comprising the Index. The Trust will have losses, liabilities and expenses that will offset its income and gains and therefore the Trust’s performance may be below the Index’s performance. In addition, the performance of the Trust and the Index may vary somewhat due to other factors such as imperfect correlation between the Trust’s investments and Index composition, regulatory restrictions, high portfolio turnover rate, rounding of prices and timing differences associated with additions to and deletions from the Index. The Trust may have slightly different goals than the Index.

Risk Associated with Investing in the Trust

The Trust is subject to market risk.

Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust’s shares is subject to market risk, including the possible loss of the entire principal of the investment.

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NAV may not always correspond to the market price of bitcoin and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price of a Creation Basket may be different from the NAV of a Creation Basket (i.e., shares may trade at a premium over, or a discount to, the NAV of a Creation Basket) and similarly the public trading price per share may be different from the NAV for a number of reasons, including price volatility, trading volume, and closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Consequently, an Authorized Participant may be able to create or redeem a Creation Basket at a discount or a premium to the public trading price per share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin. Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Creation Baskets are created and redeemed.

The Trust’s buying and selling activity associated with the creation and redemption of Creation Baskets may adversely affect an investment in the shares of the Trust.

The Trust’s purchase of bitcoin in connection with Creation Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when baskets are created. The market price of bitcoin may therefore decline immediately after Creation Baskets are created. Selling activity associated with sales of bitcoin from the Trust in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of bitcoin by the Trust may have on the price of bitcoin, other exchange-traded products with similar investment objectives could represent a substantial portion of demand for bitcoin at any given time and the sales and purchases by such investment vehicles may impact the price of bitcoin. If the price of bitcoin declines, the trading price of the shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect an investment in the shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Creation Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Creation Baskets or cause them to not create or redeem Creation Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the NAV of the Trust and an investment in the shares. The market for exchange-traded bitcoin futures contracts has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market for the ability to hedge against the price of bitcoin with exchange-traded bitcoin futures contracts.

Arbitrage transactions intended to keep the price of shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Creation Baskets encounters difficulties, which may adversely affect an investment in the shares.

If the processes of creation and redemption of the shares encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Creation Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of shares may decline and the price of the shares may fluctuate independently of the price of bitcoin and may fall.

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The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin, can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the shares of the Trust may result in losses on investors’ investments at the time of disposition of shares.

Although shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their shares at a time when no active market for them exists, the price investors receive for their shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and accordingly, a shareholder may suffer losses.

Possible illiquid markets may exacerbate losses.

The Trust may not always be able to buy and sell bitcoin at the desired price. Bitcoin is a new asset with a very limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a bitcoin trade at a specific price when there is a relatively small volume of buy and sell orders in the bitcoin market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in bitcoin, which is highly concentrated.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell bitcoin in a manner that correlates to the Trust’s investment objective; (2) bid-ask spreads on bitcoin held by the Trust; (3) fees, expenses, transaction costs, and financing costs associated with the use of bitcoin held by the Trust; (4) holding bitcoin traded in a market that has become illiquid or disrupted; (5) the Trust’s share prices being rounded to the nearest cent and/or valuation methodologies; (6) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (7) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of the Trust to execute intended portfolio transactions; and (8) accounting standards.

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Regulatory Risk

U.S. Federal Regulations

On May 7, 2014 the SEC published an investor alert that highlighted fraud and other concerns relating to certain investment programs denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online bitcoin forums. On July 25, 2017, the SEC issued a Report of Investigation (“Report”) which concluded that under certain circumstances digital assets or tokens issued for the purpose of raising funds may involve the issuance of securities within the meaning of the federal securities laws. The Report emphasized that whether a digital asset is a security is based on the particular facts and circumstances, including the economic realities of the transactions. The SEC continues to take action against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.

On September 17, 2015, the CFTC provided additional clarity regarding the regulatory treatment of bitcoin in the Coinflip civil enforcement case. The CFTC determined that bitcoin and other cryptocurrencies are subject to regulations as commodities under the CEA. Based on this determination, the CFTC has applied certain CEA provisions and CFTC regulations bitcoin derivatives trading platforms. Also of significance,

●	The CFTC took the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. In this regard, the CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other cryptocurrencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

●	On July 6, 2017, the CFTC granted LedgerX, LLC an order of registration as a Swap Execution Facility for cryptocurrencies and on July 24, 2017, the CFTC approved Ledger X, LLC as the first derivatives clearing organization for cryptocurrency. On September 21, 2017, the CFTC filed a civil enforcement action in federal court against a New York corporation and its principal, charging them with fraud, misappropriation, and issuing false account statements in connection with a Ponzi scheme involving investments in bitcoin, which the CFTC asserted is a commodity subject to its jurisdiction.

●	On October 17, 2017, the CFTC’s LabCFTC office issued “A CFTC Primer on Virtual Currencies” (“Primer”). As noted in the Primer, the CFTC staff does not claim general jurisdiction over “spot” or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing. The CFTC staff does, however, claim jurisdiction over instances of fraud or manipulation involving virtual currencies, even in the case of spot or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing.

●	On December 1, 2017, the CFTC approved the self-certification of binary bitcoin options for the Cantor Exchange and exchange-traded bitcoin futures contracts for the Chicago Mercantile Exchange Inc. and CBOE Futures Exchange.

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●	On December 15, 2017, the CFTC issued a proposed interpretation of the “actual delivery” requirements with respect to virtual currencies under the CEA. In this regard, Section 2(c)(2)(D) of the CEA provides the CFTC with direct oversight authority over “retail commodity transactions” – defined as agreements, contracts or transactions in any commodity that are entered into with, or offered to retail market participants on a leveraged or margined basis, or financed by the offeror, the counterparty or a person acting in concert with the offeror or counterparty on a similar basis. Such a transaction is subject to the CEA “as if” it were a commodity future. The statute contains an exception for contracts of sale that result in “actual delivery” within 28 days from the date of the transaction. The proposed interpretation establishes two primary factors necessary to demonstrate “actual delivery” of retail commodity transactions in virtual currency: (1) a customer having the ability to: (i) take possession and control of the entire quantity of the commodity, whether it was purchased on margin, or using leverage, or any other financing arrangement, and (ii) use it freely in commerce (both within and away from any particular platform) no later than 28 days from the date of the transaction; and (2) the offeror and counterparty seller (including any of their respective affiliates or other persons acting in concert with the offeror or counterparty seller on a similar basis) not retaining any interest in or control over any of the commodity purchased on margin, leverage, or other financing arrangement at the expiration of 28 days from the date of the transaction.

On March 18, 2013, the Financial Crimes Enforcement Network (“FinCEN”) a bureau of the US Department of the Treasury, issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of cryptocurrencies (such as bitcoin) for its own account will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of cryptocurrency must be a registered money services business under FinCEN’s money transmitter regulations. As a result, bitcoin exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance clarifying that, under the facts presented, miners acting solely for their own benefit, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that bitcoin exchanges, certain types of payment processors and convertible cryptocurrency administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters. FinCEN has also taken significant enforcement steps against companies alleged to have violated its regulations, including the assessment in July 2017 of a civil money penalty in excess of $110 million against BTC-e for alleged willful violation of U.S. anti-money laundering laws.

U.S. State Regulations

In June 2015, the New York Department of Financial Services (the “NYDFS”) finalized a rule that requires most businesses involved in cryptocurrency business activity in or involving New York, excluding merchants and consumers, to apply for a license (“BitLicense”) from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in cryptocurrency business activity. Other states have considered regimes similar to the BitLicense, or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in cryptocurrency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime.

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Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of cryptocurrency and not its use. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoin or other cryptocurrencies as a means of payment. In July 2017, Delaware amended its General Corporation Law to provide for the creation maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications.

Proposed Uniform Legal Frameworks

On September 15, 2015, the Conference of State Bank Supervisors finalized their proposed model regulatory a framework for state regulation of participants in “virtual currency activities.” The Conference of State Bank Supervisors proposed a framework that is a non-binding model and that would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In July 2017, the Uniform Law Commission (the “ULC”), a private body of lawyers and legal academics from the several U.S. states, voted to finalize and approve a uniform model state law for the regulation of cryptocurrency businesses, including bitcoin (the “Uniform Virtual Currency Act”). Having been approved by the ULC, the Uniform Virtual Currency Act now goes to each of the U.S. states and territories for their consideration and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis.

Non-U.S. Regulation

The global regulatory landscape for cryptocurrencies has been inconsistent and continues to evolve. Some countries have taken an accommodating approach to the regulation of cryptocurrencies, while others have banned their use. There are various accommodative approaches a country may take. Sweden and Australia treat bitcoin as a currency, while Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency. Norway categorizes bitcoin as a form of virtual asset or commodity. The United Kingdom treats bitcoin as private money and determined that the value added tax will not apply to bitcoin sales, but it can be charged on the commission instead. In April 2017, legislation took effect in Japan that treats bitcoin and other cryptocurrencies as included in the definition of currency. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to cryptocurrencies, and, in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity.

Other countries have not been as accommodative of cryptocurrencies. For example, the Chinese government on December 3, 2013, issued a notice that classified bitcoin as legal “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of bitcoin exchanges to operate in the then-second largest bitcoin market. Then on September 15, 2017, the Chinese government and local financial regulators officially requested some Chinese bitcoin exchanges and cryptocurrency trading platforms to shut down by the end of September 2017. In addition, the Central Bank of Bolivia banned the use of bitcoin as a means of payment in May 2014. Further, in July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. In September 2017, the head of the Russian central bank stated that it is categorically against regulating cryptocurrencies as money, as a means by which payment can be made for goods and services, and against equating them with foreign currency. China’s and other countries’ restrictive stance towards cryptocurrencies may reduce the rate of expansion of cryptocurrency use or even eliminate the use of cryptocurrencies entirely in these geographies.

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Still other countries have taken the approach of accommodating cryptocurrency’s underlying technology or a variation of it. For example, in the Summer and Fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own cryptocurrency, and the House of Lords and Bank of England started discussing the feasibility of creating a national cryptocurrency, the BritCoin. Iceland has been studying the possibility of a system in which all money is created by a central bank, and Canada has begun to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments.

The regulation of cryptocurrencies and related products and services continues to evolve. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for cryptocurrency businesses to provide services, which may impede the growth of the cryptocurrency economy and have an adverse effect on consumer adoption of cryptocurrencies. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, to the extent that certain types of cryptocurrencies are determined to be securities, commodity futures or other regulated assets, or to the extent that a United States or foreign government or quasi-governmental agency exerts regulatory authority over cryptocurrency networks, cryptocurrency trading, or ownership in cryptocurrency, bitcoin may be adversely affected, which may have an adverse effect on the value of your investment in the Trust. In sum, cryptocurrency regulation takes many different forms and will, therefore, impact bitcoin and its usage in a variety of manners.

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the 1940 Act. Consequently, shareholders of the Trust do not have the regulatory protections provided to shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust will not engage in “retail commodity transactions” — any bitcoin transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the CEA and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA. Consequently, shareholders will not have the regulatory protections provided to shareholders in CEA-regulated instruments or commodity pools.

Trading on bitcoin exchanges outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. exchanges.

To the extent any of the Trust’s trading is conducted on bitcoin exchanges outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

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Future regulations may require the Trust to become registered, which may cause the Trust to liquidate.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the CEA and certain transactions in bitcoin may be deemed to be commodity futures or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoin as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoin is a currency or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under U.S. law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to shareholders.

To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and Investment Advisers Act of 1940, as supplemented (the “Advisers Act”). The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to shareholders.

Tax Risk

[To be provided by subsequent amendment.]

Other Risks

The Exchange on which the shares are listed may halt trading in the Trust’s shares, which would adversely impact an investor’s ability to sell shares.

The Trust’s shares are listed for trading on the Exchange under the market symbol “[to be provided by subsequent amendment].” Trading in shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s shares will continue to be met or will remain unchanged.

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The liquidity of the shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s shares, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin is extremely volatile. There are also continuous concerns around the reliability of cryptocurrency prices since they trade on multiple and unregulated exchanges. On that basis it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the shares and there can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

The bitcoin spot market is mostly unregulated and highly fragmented across various exchange venues, which can negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot bitcoin occurs on multiple trading venues that are mostly unregulated. The fragmentation of the volume across multiple exchanges can lead to a higher volatility than would be expected if the trading volume was concentrated on one trading venue. It also creates the risk of a material price discrepancy across the exchanges. The absence of trading regulation on most cryptocurrency exchanges makes it likely for price manipulation to occur frequently, which will result in even higher volatility and price differentials. The difficulty for Authorized Participants to be able to identify a reliable price for bitcoin could negatively impact their ability to implement arbitrage mechanisms, which could result in very limited, or even the absence, of liquidity in the shares. Any trading in the shares would be likely to happen at a material premium or discount against the NAV.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

Only Authorized Participants may create or redeem Redemption Baskets. All other investors that desire to purchase or sell shares must do so through the Exchange or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount to NAV per share.

The lack of an active trading market for the Trust’s shares may result in losses on an investor’s investment in the Trust at the time the investor sells the shares.

Although the Trust’s shares are listed and traded on the Exchange, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

The Sponsor is leanly staffed and relies heavily on key personnel to manage advisory activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage their activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

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Trading in international markets could expose the Trust to credit and regulatory risk.

The Trust invests primarily in bitcoin, a portion of which may be traded on United States exchanges. However, a significant portion of the Trust’s trades may take place on markets and exchanges outside the United States. Trading on such non-U.S. markets or exchanges presents risks to the extent they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In addition, in trading contracts denominated in currencies other than U.S. dollars, the Trust is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to shareholders.

The Trust is new. If the Trust does not generate sufficient demand necessary to attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on cryptocurrencies.

The Trust will compete with direct investments in cryptocurrency and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Additionally, if the Sponsor’s registrations with the CFTC or memberships in the NFA are revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Trust. If the Sponsor is unwilling or unable to provide services and/or advice to the Trust, the Trust would be unable to pursue its investment objectives unless and until the Sponsor’s willingness or ability to provide services and advice to the Trust is renewed. Such an event could result in termination of the Trust.

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Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the exchange, marketplace or trading center, deemed to affect the normal operations of the Trust, is closed, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Trust. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Trust declines during the period of delay. Suspension of creation privileges may adversely impact how the shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s bitcoin investments may be valued using techniques other than market quotations. The value established for a bitcoin investment may be different from what would be produced through the use of another methodology or if it had been priced using market quotations. Bitcoin investments that are valued using techniques other than market quotations, including bitcoin investments that are “fair valued,” may be subject to greater fluctuation in their value from one day to the next than would be the case if market quotations were used. In addition, there is no assurance that the Trust could sell a bitcoin investment for the value established for it at any time, and it is possible that the Trust would incur a loss because a bitcoin investment is sold at a discount to its established value.

The liability of the Sponsor and the Trustee is limited, and the value of the shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its shares.

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Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of its trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor or claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third party service providers (including, but not limited to, the Index Provider, the administrator and transfer agent, and the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Trust shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. the Trust and its shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

Additional Information About The trust

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is for the shares to reflect the performance of the total returns available to investors in bitcoin, as measured by the performance of the Bitwise Bitcoin Total Return Index (the “Index”), less the expenses of the Trust’s operations. The Trust intends to achieve this objective by investing substantially all of its assets in bitcoin traded in the over-the-counter (“OTC”) markets and traded on domestic and international bitcoin exchanges, depending on liquidity and otherwise at the Sponsor’s discretion. All assets will be held at the Trust’s custodian.

The Trust

The Trust operates pursuant to the terms of the Declaration of Trust and Trust Agreement of Bitwise Bitcoin Trust (“Trust Agreement”), which grants full management control of the Trust to the Sponsor. The Trust Agreement sets out the rights of the shareholders and the rights and obligations of the Trust and the Trustee. Delaware State law governs the Trust Agreement. The following is a summary of material provisions of the Trust Agreement.

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The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the shares.

The number of outstanding shares is expected to increase and decrease from time to time as a result of the creation and redemption of baskets. The creation and redemption of baskets requires the delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the net asset value of the baskets being created or redeemed. The total amount of bitcoin required for the creation of baskets will be based on the combined net assets represented by the number of baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

[To be provided by subsequent amendment.]

Termination of the Trust

The Sponsor will notify shareholders at least [  ] days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	The SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	A United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

●	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the net asset value of the Trust;

●	The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

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●	The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	The Sponsor elects to terminate the Trust after the Trustee, Administrator or the Cash Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may make any such determination in its sole discretion. The Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor shall not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

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Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of Authorized Participants to surrender baskets and receive therefore the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC, is the Sponsor of the Trust. The Sponsor has exclusive management and control of all aspects of the business of the Trust. Specifically, with respect to the Trust, the Sponsor: (1) selects the Trusts’ service providers; (2) negotiates various agreements and fees; (3) performs such other services as the Sponsor believes that the Trust may require from time to time; (4) manages the Trusts’ bitcoin investments; and (5) manages the Trust with a view toward achieving the Trust’s investment objective.

The principal office of the Sponsor is:

Bitwise Investment Advisers, LLC

300 Brannan Street, Suite 201

San Francisco, CA 94107

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Hunter Horsley is the Chief Executive Officer of Bitwise and has served in such role since Bitwise’s inception in October 2016. Prior to Bitwise, Mr. Horsley was a product manager at Facebook and Instagram leading efforts in monetization from 2015 to 2016. He graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics in 2015. Mr. Horsley took two years off of school from 2011-2013 to be on the founding team of a technology company called Lore (formerly known as CourseKit) to assist in the development of an online learning tool incorporating social networking features. Lore raised over $6 million in equity, grew to 20 employees, and was sold to Noodle Education, Inc. in 2013.

Hong Kim is the Chief Technology Officer of Bitwise and has served in such capacity since Bitwise’s inception. Prior to Bitwise, Mr. Kim was a student at the University of Pennsylvania where he graduated with Bachelor of Science in Computer Science in 2016. While at school, he also worked on Google’s backend infrastructure for Drive. From 2011-2013, Mr. Kim took time off from university to work in software security for the South Korean Military.

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Paul “Teddy” Fusaro is the Chief Operating Officer of Bitwise and has served in such capacity since April 2018. Prior to Bitwise, Mr. Fusaro was Senior Vice President and Head of Portfolio Management and Capital Markets at IndexIQ, the ETF issuer unit of New York Life Investment Management, a firm with over $550 billion in AUM, from 2013 to 2018. In this capacity he oversaw portfolio management, trading, and operations for a suite of alternative strategy Exchange Traded Funds, Mutual Funds, and Separately Managed Accounts. Prior to that, Mr. Fusaro was Vice President of Portfolio Management and co-head of Trading and Operations at Direxion Investments, a $13 billion alternative ETF manager, from 2009 to 2013. Earlier in his career, Mr. Fusaro spent time in both equity derivatives and credit derivatives at Goldman Sachs & Co. Mr. Fusaro is a graduate of Providence College.

John T. Hyland, CFA, is the Global Head of Exchange Traded Products for the Sponsor and has served in such capacity since May 2018. Prior to Bitwise, Mr. Hyland was the CEO of PointBreak ETFs, a start-up firm designed to issue ETFs, from May 2015 to December 2017. Before that, he was the Chief Investment Officer of United States Commodity Funds, a family of primarily commodity related ETFs including oil and natural gas funds, from September 2005 to April 2015. Mr. Hyland has been awarded the Chartered Financial Analyst (“CFA”) designation. Mr. Hyland is a graduate of the University of California, Berkeley.

The Trustee

[Trustee], a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Trust’s shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Trust principals and employees, Administrator, Transfer Agent, Custodian, Marketing Agent, or any other person. Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 60 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

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If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, shall use its reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor shall become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within sixty (60) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

[To be provided by subsequent amendment.]

The Custodian

[To be provided by subsequent amendment.]

The Transfer Agent

[To be provided by subsequent amendment.]

The Marketing Agent

[To be provided by subsequent amendment.]

The Index Provider

Bitwise Index Services, LLC is a Delaware limited liability company formed on June 4, 2018. Its offices are located at 300 Brannan Street, Suite 201, San Francisco, CA 94107. The Index Provider’s management team has over 20 years of combined capital markets experience including commodity research and modeling, trading, investment management and risk management expertise.

The following is a biographical summary of the business experience of the key personnel of the Index Provider.

Matt Hougan is the Global Head of Research for Bitwise Index Services and has served in such capacity since February 2018. Prior to Bitwise, Mr. Hougan was the Chief Executive Officer of Inside ETFs and Managing Director of Global Finance at Informa PLC, a FTSE 100 company. Before that, he was Chief Executive Officer of ETF.com, a venture-backed start-up that was sold in three separate transactions, with the data business sold to FactSet in 2015, the Events business sold to Informa in 2015, and the Media business sold to BATS Global Markets in early 2016. Mr. Hougan was also the editor for nine years of the Journal Of Indexes. Mr. Hougan is a three-time member of the Barron’s ETF Roundtable and co-author of the CFA (Chartered Financial Analyst) Institute’s monograph on ETFs (Exchange Traded Funds). Mr. Hougan is a graduate of Bowdoin College.

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Custody of the Trust’s Assets

The Trust seeks to hold its assets in cold storage where cold storage is available. The term “cold storage” refers to a safeguarding method by which the private keys corresponding to cryptocurrencies stored on a digital wallet are removed from any computers actively connected to the internet (“air-gapped”). Cold storage of private keys may involve keeping such wallet on a non-networked computer or electronic device or storing the public key and private keys relating to the digital wallet on a storage device (for example, a USB thumb drive) or printed medium and deleting the digital wallet from all computers. A digital wallet may receive deposits of cryptocurrencies but may not send cryptocurrencies without use of its corresponding private keys. In order to send cryptocurrencies from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a cryptocurrency software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the user of the digital wallet can transfer its cryptocurrencies.

The Trust’s custodian will keep custody of the Trust’s assets. Private keys are generated in permanently quarantined offline computers that cannot access the internet. Those private keys are further encrypted and sharded before they are stored in multiple air-gapped bank vaults such that the compromise or destruction of single vault or a single rogue employee cannot jeopardize the safe custody of the Trust’s assets. The Trust’s crypto assets are put into cold storage immediately after they are acquired and blockchain transactions necessary to rebalance the portfolio are always signed via offline transactions such that private keys are never entered on an online computer.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all shareholders and holders of the shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

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DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[To be provided by subsequent amendment].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of the Trust’s shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 25,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more baskets. The Marketing Agent receives, for its services as marketing agent to the Trust, a marketing fee, provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution-related services in connection with this offering exceed ten percent of the gross proceeds of this offering.

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The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public shares of any baskets it does create.

Because new shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. Any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. In contrast, Authorized Participants may engage in secondary market or other transactions in shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Creation Baskets.

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Calculating Per Share NAV

The Trust’s per share NAV is calculated by:

●	Taking the current market value of its total assets;

●	Subtracting any liabilities; and

●	Dividing that total by the total number of outstanding shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. New York time.

In addition, in order to provide updated information relating to the Trust for use by investors and market professionals, the Exchange will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing per share NAV of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Index as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value share basis disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments.

The indicative fund value will be disseminated on a per share basis every 15 seconds during regular the Exchange core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time.

The Exchange will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the Trust’s shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the indicative fund value. If the market price of the Trust’s shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the indicative fund value, a market professional could buy the Trust’s shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the indicative fund value and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate net asset value per share, but would have no effect on the net assets of the Trust or the proportionate voting rights of shareholders or limited partners.

Creation and Redemption of Shares

The Trust creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin, Treasuries and/or cash represented by the baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

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Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the bitcoin, Treasuries and any cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any shareholder or Authorized Participant. Authorized Participants pay the Trust a fee for each order they place to create one or more Creation Baskets or to redeem one or more Redemption Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Trust to effect any sale or resale of shares.

Certain Authorized Participants are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell bitcoin and may profit in these instances. The Sponsor believes that the size and operation of the bitcoin market make it unlikely that Authorized Participants’ direct activities in the bitcoin or securities markets will significantly affect the price of bitcoin or the Trust’s shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Participant Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by [   ] a.m., New York time or the close of regular trading on the Exchange, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit bitcoin, Treasuries, cash or a combination of bitcoin, Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request.

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The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to deposit bitcoin, Treasuries, cash, or a combination of bitcoin, Treasuries and cash with the Custodian of the Trust. If an Authorized Participant fails to consummate the foregoing, the order shall be cancelled.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of bitcoin, Treasuries and/or cash that is in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for bitcoin, Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the bitcoin, Treasuries required to be included in a Creation Basket Deposit as of 4:00 pm New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to the Trust’s account with the Custodian the required amount of bitcoin, Treasuries and/or cash by noon New York time on the second business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the second business day following the purchase order date. The expense and risk of delivery and ownership of bitcoin and Treasuries until such bitcoin and Treasuries have been received by the Custodian on behalf of the Trust shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by [_] a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Trust’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent has the absolute right, but does not have any obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

●	the purchase order or Creation Basket Deposit is not in proper form;

●	it would not be in the best interest of the shareholders of the Trust;

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●	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Trust or its shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to The Sponsor, be unlawful; or

●	circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by [   ] a.m., New York time or the close of regular trading on the Exchange, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Trust not later than [noon] New York time on the second business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Trust’s account with the Custodian no later than [3:00 p.m.] New York time on the second business day following the effective date of the redemption order (“Redemption Order Date”). If an Authorized Participant fails to consummate the foregoing, the order shall be cancelled.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of bitcoin, Treasuries and/or cash that is in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, determines the requirements for bitcoin, Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

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Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the second business day following the redemption order date if, by [3:00 p.m.,] New York time on such second business day, the Trust’s DTC account has been credited with the baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if the Trust receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Trust’s DTC account by [3:00 p.m.,] New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Trust’s DTC account by [3:00 p.m.,] New York time on the second business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin or Treasuries is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Trust for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to the Trust to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

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Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin, Treasuries and/or cash equal to the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Baskets are generally redeemed when the price per share is at a discount to the per share NAV. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of bitcoin.

Use of Proceeds

The Sponsor will cause the Trust to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor will invest the Trust’s assets in bitcoin.

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Ownership or Beneficial Interest in the Trust

[To be provided by subsequent amendment.]

Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies that prohibit these companies and their principals, officers, directors and employees from trading futures and related contracts in which the Trust invests. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other funds it manages, including the Bitwise 10 Private Index Fund, LLC, the Bitwise 10 Index Offshore Fund, and the Digital Asset Index Fund. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it shall have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any shareholders or any other person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

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Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

●	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;

●	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

●	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

●	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of the Trust in accordance with the purposes of the Trust and this Prospectus;

●	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor ‘s immediate possession or control;

●	Enter into and perform agreements with each Authorized Participant, receive from Authorized Participants and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Participant submitting a purchase order;

●	Receive from Authorized Participants and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Participants through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;

●	Interact with the Depository as required;

●	Delegate duties to one or more administrators, as the Sponsor determines; and

●	Delegate duties to one or more commodity trading or other advisors, as the Sponsor determines.

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To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the shareholders or to any other person, the Sponsor will not be liable to the Trust, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of The Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by The Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the Trust. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any fund; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

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The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, The Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust, the Trust has been informed that SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

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Management; Voting by Shareholders

The shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of shareholders holding at least 25% of the outstanding shares of the Trust (not including shares acquired by the Sponsor through its initial capital contribution). The Sponsor shall deposit in the United States mail or electronically transmit written notice to all shareholders of the Trust of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of shareholders of the Trust, for the debts of the Trust. Shareholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for shareholder voting. Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust or any shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

Books and Records

The Trust keeps its books of record and account at the office of the Sponsor located at 300 Brannan Street, Suite 201, San Francisco, CA 94107, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor ‘s office which will be available for inspection by any shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

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The Sponsor is responsible for the registration and qualification of the shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over The Sponsor, the Trust.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Vedder Price P.C. has advised the Sponsor in connection with the shares being offered. Vedder Price P.C. also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Experts

The financial statements of Bitwise Bitcoin Trust will be included herein in reliance on the report of an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Material Contracts

Administrative Agency Agreement

[To be provided by subsequent amendment.]

Custodian Agreement

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

Purchases By Employee Benefit Plans

[To be added by subsequent amendment.]

Additional Information About the Index and the Trust’s Trading Program

[To be added by subsequent amendment.]

Information You Should Know

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

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Summary of Promotional and Sales Material

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, www.bitwiseinvestments.com; and

●	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

Intellectual Property

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Where You Can Find More Information

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

Information about the Trust and the shares can also be obtained from the Trust’s website, which is www.bitwiseinvestments.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually on behalf of the Trust pursuant to the requirements of the 1933 Act.

The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

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Statement Regarding Forward-Looking Statements

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Trust’s operations, the Sponsor ‘s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its shares.

Privacy Policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at [     ].

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APPENDIX A

Glossary of Defined Terms

[To be updated as necessary]

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933.

1940 Act: Investment Company Act of 1940.

Administrator: [To be provided by subsequent amendment]

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Trust.

Business Day: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Code: Internal Revenue Code.

Creation Basket: A block of 25,000 shares used by the Trust to issue shares.

Creation Basket Deposit: The total deposit required to create each basket.

Custodian: [To be provided by subsequent amendment]

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

ECI: Income that is effectively connected with the conduct of a U.S. trade or business.

DTC Participant: An entity that has an account with DTC.

Exchange: NYSE Arca, Inc.

Exchange Act: The Securities Exchange Act of 1934.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Index: Bitwise Bitcoin Total Return Index

Index Provider: Bitwise Index Services, LLC

IRS: U.S. Internal Revenue Service.

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Marketing Agent: [To be provided by subsequent amendment]

NAV: Net asset value of the Trust.

NFA: National Futures Association.

Redemption Basket: A block of 25,000 shares used by the Trust to redeem shares.

Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Register: The record of all shareholders and holders of the shares in certificated form kept by the Administrator.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shares: Common shares representing fractional undivided beneficial interests in the Trust.

Shareholders: Holders of shares.

Tracking Error: Possibility that the daily NAV of the Trust will not track the Index.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust Agreement: Declaration of Trust and Trust Agreement of Bitwise Bitcoin Trust

The Sponsor: Bitwise Investment Advisers, LLC, a Delaware limited liability company, who controls the investments and other decisions of the Trust.

The Trust: The Bitwise Bitcoin ETF Trust.

Valuation Day: Any day as of which the Trust calculates its per share NAV.

Verified Exchange: A cryptocurrency exchange used by the Index Provider to provide prices to calculate the Index.

You: The owner or holder of shares.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.

SEC registration fee (actual)	$	[_____]	*
Listing fee (actual)	$	[_____]	*
Auditor’s fees and expenses	$	[_____]	*
Legal fees and expenses	$	[_____]	*
Printing expenses	$	[_____]	*
Miscellaneous expenses	$	[_____]	*
Total	$	[_____]	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor, its members, managers, directors, officers, employees, affiliates and subsidiaries (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust or any actions taken in accordance with the provisions of the Trust Agreement incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor.

Item 15. Recent Sales of Unregistered Securities.

None.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules. Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on January 10, 2019.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise Bitcoin ETF Trust

By:	/s/ Hunter Horsley
Name:	Hunter Horsley
Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Hunter Horsley	Chief Executive Officer
Hunter Horsley	(Principal Executive Officer)	January 10, 2019

/s/ Paul (“Teddy”) Fusaro	Chief Operating Officer
Paul (“Teddy”) Fusaro	(Principal Financial Officer and Principal Accounting Officer)	January 10, 2019

* The registrant will be a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Form of Declaration of Trust and Trust Agreement*
3.2	Form of Certificate of Trust*
5.1	Opinion of Vedder Price P.C. as to legality*
8.1	Opinion of Vedder Price P.C. as to tax matters*
10.1	Form of Initial Authorized Purchaser Agreement*
10.2	Form of Marketing Agreement*
10.3	Form of Custodian Agreement*
10.4	Form of Administration Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Vedder Price P.C. (included in Exhibits 5.1 and 8.1) *

* To be filed by amendment.

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